Exhibit 10.18

                          State Board of Administration
                                   Of Florida

                              Post Office Box 13300
                                   32317-3300
                       1801 Hermitage Boulevard-Suite 100
                           Tallahassee, Florida 32308
                                 (850) 488-4406


                             REIMBURSEMENT CONTRACT
                             Effective: June 1, 2001
                                  ("Contract")

                                     between

                      FEDERATED NATIONAL INSURANCE COMPANY
                               Ft. Lauderdale, FL
                                 (the "Company")

                                   NAIC #27980

                                       and

    THE STATE BOARD OF ADMINISTRATION OF THE STATE OF FLORIDA ("SBA") WHICH
          ADMINISTERS THE FLORIDA HURRICANE CATASTROPHE FUND ("FHCF")


PREAMBLE

The Legislature of the State of Florida has enacted Section 215.555, Florida Statutes, which directs the SBA to administer the FHCF. This Contract is subject to the Statute and to any administrative rule adopted pursuant thereto, and is not intended to be in conflict therewith.

In consideration of the promises set forth in this Contract, the parties agree as follows:

ARTICLE 1 - SCOPE OF AGREEMENT

As a condition precedent to the SBA's obligations under this Contract, the Company, an authorized insurer or any joint underwriting association or assigned risk plan under Section 627.351, Florida Statutes, in the State of Florida, shall report to the SBA in a specified format the business it writes which is described in this Contract as Covered Policies.

The terms of this Contract shall determine the rights and obligations of the parties. This Contract provides reimbursement to the Company under certain circumstances, as described herein, and does not provide or extend insurance or reinsurance coverage to any person, firm, corporation or other entity.

The SBA shall reimburse the Company for its Ultimate Net Loss on Covered Policies in excess of the Company's Retention as a result of each Loss Occurrence commencing during the Contract Year, to the extent funds are available, all as hereinafter defined.


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ARTICLE II - PARTIES TO THE CONTRACT

This Contract is solely between the Company and the SBA which administers the FHCF. In no instance shall any insured of the Company or any claimant against an insured of the Company, or any other third party, have any rights under this Contract, except as provide in Article XIV.

ARTICLE III - TERM

This Contract shall apply to Loss Occurrences which commence during the period from 12:01 a.m., Eastern Daylight Time, June 1, 2001, to 12:01 a.m., Eastern Daylight Time, June 1, 2002 (the "Contract Year").

The SBA shall not be liable for Loss Occurrences which commence after the effective time and date of expiration or termination. Should this Contract expire or terminate while a Loss Occurrence covered hereunder is in progress, the SBA shall be responsible for such Loss Occurrence in progress in the same manner and to the same extent it would have been responsible had the Contract expired the day following the conclusion of the Loss Occurrence in progress.

ARTICLE IV - LIABILITY OF THE FHCF

(1) The SBA shall reimburse the Company, with respect to each Loss Occurrence commencing during the Contract Year for the "Reimbursement Percentage" elected, that percentage times the amount of Ultimate Net Loss paid by the Company in excess of the Company's Retention, plus 5% of the reimbursed losses for Loss Adjustment Expense Reimbursement.
(2) The Reimbursement Percentage will be 45% or 75% or 90%, at the Company's option as elected under Schedule A attached to and forming part of this Contract, unless it must be adjusted for some or all Companies in the FHCF as provided in (3) below.
(3)    In determining reimbursements under this Article, the SBA shall:
       (a) First, reimburse Companies qualified as limited apportionment companies under Section 627.351(2)(b)3., Florida Statutes, for the amount (if any) of reimbursement due under the individual company's reimbursement contract, but not to exceed the lesser of $10 million or an amount equal to 10 times the individual company's Reimbursement Premium for the Contract Year. This provision does not apply if the year-end projected balance of the FHCF, exclusive of any bonding capacity of the FHCF, exceeds $2 billion. Further, if the Company is a member of a group, the Company may not receive reimbursement under this provision if any other member of the group has received reimbursement under this provision.
       (b) Next, reimburse each of the Companies for the amount (if any) of reimbursement due under the individual company's reimbursement contract, but not to exceed an amount equal to the Projected Payout Multiple times the individual company's Reimbursement Premium for the Contract Year, provided, however, that entities created under Section 627.351, Florida Statutes, shall be further reimbursed in accordance with subsection (c) below. If the Company qualifies as a limited apportionment company under Section 627.351(2)(b)3., Florida Statutes, any amount payable under this provision shall be reduced by the amount (if any) payable under
              (a) above.


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

       (c) Thereafter, reimburse each entity created by Section 627.351, Florida Statutes, for a pro rata share of any remaining Actual Claims-Paying Capacity of the FHCF based on the proportion that such entity's remaining reimbursable losses under Covered Policies from Covered Events for the Contract Year bear to the total remaining reimbursable losses under Covered Policies from Covered Events for the Contract Year, for which any remaining FHCF balance or bond proceeds are sufficient, up to a limit of $11 billion for any one Contract Year, in accordance with Section 215.555, Florida Statutes.
(4) Reimbursement amounts shall not be reduced by reinsurance paid or payable to the Company from other sources; however, the Company shall not allow recoveries from such other sources, except reinsurance recoveries from affiliated insurers and/or reinsurers, taken together with reimbursements under this Contract, to exceed 100% of the Company's losses under Covered Policies from Covered Events. If such recoveries and reimbursements exceed 100% of the Company's losses under Covered Policies from Covered Events, and if there is no agreement between the Company and its reinsurer(s) to the contrary, any amount in excess of 100% of the Company's losses under Covered Policies from Covered Events shall be returned to the SBA.
(5) Annually, the SBA shall notify the Company of the FHCF's estimated Borrowing Capacity for the next contract year, the projected year-end balance of the FHCF, and the Company's estimated share of total reimbursement premium to be paid to the FHCF for the Contract Year. In May and October of each year, the SBA shall publish in the Florida Administrative Weekly a statement of the FHCF's estimated borrowing capacity and the projected year-end balance of the FHCF..
(6) The obligation of the SBA with respect to all reimbursement contracts covering a particular year shall not exceed the balance of the FHCF as of December 31 of that contract year, together with the maximum amount the SBA is able to raise through the issuance of revenue bonds or other means available to the SBA under Section 215.555, Florida Statutes, up to a limit of $11 billion for any one contract year. The obligations and the liability of the SBA are more fully described in Rule 19-8.013, Florida Administrative Code (F.A.C.). If reimbursement premiums are used for debt service in the event of a temporary shortfall in the collection of emergency assessments, then the amount of the premiums so used will be reimbursed to the SBA when sufficient emergency assessments are received.

ARTICLE V - DEFINITIONS

(1)    Actual Claims-Paying Capacity of the FHCF
       This term means the sum of the balance of the FHCF as of December 31 of a Contract Year, plus any reinsurance purchased by the FHCF, plus the amount the SBA is able to raise through the issuance of revenue bonds up to a limit of $11 billion pursuant to Sections 215.555(4)(c) and (6), Florida Statutes.
(2)    Actuarially Indicated
       This term means, with respect to Premiums paid by insurers for reimbursement provided by the FHCF, an amount determined in accordance with the definition provided in Section 215.555(2)(a), Florida Statutes.
(3)    Administrator
       This term means the entity with which the SBA contracts to perform administrative tasks associated with the operations of the FHCF. The present Administrator is Paragon Reinsurance Risk Management Services, Inc., 3600 West 80th Street, Minneapolis, Minnesota 55431. The telephone number is (800) 689-3863, and the facsimile number is (800) 264-0492.


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

(4)    Authorized Insurer
       This term is defined in Section 624.09(1), Florida Statutes.
(5)    Borrowing Capacity
       This term means the amount of funds which are able to be raised by the issuance of revenue bonds or through other financial mechanisms.
(6)    Contract
       This term means this Reimbursement Contract for the current Contract
       Year.
(7)    Covered Event
       This term means any one storm declared to be a hurricane by the National Hurricane Center, which causes insured losses in Florida, both while it is still a hurricane and throughout any subsequent downgrades in storm status by the National Hurricane Center. Any storm, including a tropical storm, which does not become a hurricane is not a Covered Event.
(8)    Covered Policy
       (a) This term means only that portion of a binder, policy or contract of insurance ("Policy Contract") that insures real or personal property located in the State of Florida to the extent of such Policy Contract insures a residential structure or the contents of a residential structure located in the State of Florida. For purposes of this Contract, "residential" means habitational structures and includes personal lines residential coverages, commercial lines residential coverages, and mobile home coverages.
              1. The term "covered policy" does not include any excess policy that contains coverage for non-habitational property or non-Florida property. "Excess policy," for purposes of the FHCF, means insurance protection for large commercial property risks that provides a layer of coverage above a primary layer that acts much the same as a very large deductible. The primary layer is insured through another policy. The excess policy does not reimburse losses unless the losses exceed the primary layer. Several excess policies may be used to cover high value properties, each with different but coordinating primary layers.
              2. For personal lines residential coverages report Coverage A (dwelling), B (appurtenant structures), and/or C (contents) exposure and any increases to these coverages.
              3. For commercial lines residential coverages, include all Coverage A (dwelling), B (appurtenant structures), and/or C (contents) exposure which directly covers, or is used in relation to, covered habitational structures and any additional coverages or coverage extensions which increase the limit of coverage for habitational structure. Some of the coverages may include, but are not limited to, valuable papers, signs, moneys and securities, outdoor property, personal effects, and fine arts. Also report Coverage A, B, and/or C exposure which directly covers, or is used in relation to, habitational structures covered under a farmowners policy. Additional coverages: Report exposure from additional coverages and coverage extensions only if such coverages increase the limit of coverage provided under Coverages A, B, and C and is directly related to the covered habitational structure.


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

       (b) Residential structures (personal lines residential, commercial residential, and mobile home) are those dwelling units used as a home, residence or sleeping place for other than short-term, transient occupancy, as that term is defined in Sections 83.43(10) and 509.013(11), Florida Statutes. These include the primary structure and appurtenant structures, including the contents therein, insured under the same policy and any other structure or contents covered under endorsements associated with a policy covering a residential structure, the principal function of which at the time of loss was as a primary or secondary residence.
       (c) Because of the specialized nature of the definition of Covered Policies, Covered Policies are not limited to only one line of business in the Company's annual statement required to be filed by
              Section 624.424, Florida Statutes. Instead, Covered Policies are found in several lines of business on the Company's annual statement. Covered Policies will at a minimum be reported in the Company's statutory annual statement as:
                                            -Fire
                                            -Allied Lines
                                            -Farmowners Multiple Peril
                                            -Homeowners Multiple Peril
                                            -Commercial Multiple Peril (non
                                             liability portion, covering
                                             condominiums and apartments)
                                            -Inland Marine
       (d) Specific companies will report Covered Policies in other lines of business, as their specific situation requires. Note, however, that where particular insurance exposures are reported on an annual statement is not dispositive of whether or not the exposure is a Covered Policy. This definition applies only to the first-party property section of Policy Contracts pertaining strictly to the structure or its contents. Insured losses from coverages other than those pertaining strictly to damage to the structure or its contents, that may be afforded under Policy Contracts, are not reimbursable under this Contract.
(9)    Estimated Claims-Paying Capacity of the FHCF
       This term means the sum of the projected year-end balance of the FHCF as of December 31 of a contract year, plus any reinsurance if purchased by the FHCF, plus the most recent estimate of the borrowing capacity of the FHCF, determined pursuant to Section 215.555(4)(c), Florida Statutes.
(10)   Florida Department of Insurance (DOI)
       This term means that Florida regulatory agency charged with regulating the Florida insurance market which is established in Section 20.13, Florida Statutes, and administers the Florida Insurance Code.
(11)   Florida Insurance Code
       This term means those chapters in Section 624.01, Florida Statutes, which are designated as the Florida Insurance Code.
(12)   Florida Residential Property and Casualty Joint Underwriting Association
       (JUA) The term refers to an entity formed under Section 627.351(6), Florida Statutes.
(13)   Florida Windstorm Underwriting Association (FWUA)
       This term refers to an entity formed under Section 627.351(2), Florida Statutes.
(14)   Formula or the Premium Formula
       This term means the formula approved by the SBA for the purpose of determining the Actuarially Indicated Premium to be paid to the FHCF. The Premium Formula is defined as an approach or methodology which leads to the creation of premium rates. The resulting rates are therefore incorporated as part of the Premium Formula and are the result of the approach or methodology employed.


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

(15)   Fund Balance as of 12/31
       This term means the "Fund balance: Unrestricted" as indicated on the unconsolidated FHCF Balance Sheets for the then current Contract Year, to which is added: reported FHCF losses (including loss adjustment expense) for the then current Contract Year, whether paid or unpaid by FHCF, as of December 31, and from which is subtracted: any reinsurance recovered prior to, or recoverable as of, December 31; any obligations paid or expected to be paid with bonding proceeds or receipts from emergency assessments.
(16)   Ground-up Losses
       This term means all losses under the "Covered Policy" definition including losses which would otherwise be considered part of the Company's retention.
(17)   Insurer Group
       For purposes of the coverage option election in Section 215.555(4)(b), Florida Statutes, "Insurer Group" means the group designation assigned by the National Association of Insurance Commissioners (NAIC) for purposes of filing consolidated financial statements. An insurer is a member of a group as designated by the NAIC until such insurer is assigned another group designation or is no longer a member of a group recognized by the NAIC.
(18)   Joint Underwriting Association (JUA)
       This term means any entity created under Section 627.351, Florida Statutes, and which engages in the writing of Covered Policies.
(19)   Loss Occurrence
       This term means the sum of individual insured losses incurred under Covered Policies resulting from the same Covered Event. "Losses" means direct incurred losses under Covered Policies, excluding losses attributable to additional living expense and business interruption coverages and excluding Loss Adjustment Expenses.
(20)   Loss Adjustment Expense Reimbursement
       (a) Loss Adjustment Expense Reimbursement shall be 5% of the reimbursed losses under this Contract as provided in Article IV, pursuant to subsection (4)(b)1. of Section 215.555, Florida Statutes.
       (b) To the extent that loss reimbursements are limited to the payout multiple applied to each Company, the 5% Loss Adjustment Expense is included in the total payout multiple applied to each Company. The Loss Adjustment Expense Reimbursement will not be paid in addition to payments for other loss reimbursements.
(21)   Payout Multiple
       This term means the multiple derived by dividing the claims-paying capacity of the FHCF by the total industry Reimbursement Premium for the FHCF for the Contract Year billed as of 12/31 of the Contract Year. The multiple is finally determined once reimbursement premiums have been billed as of 12/31 and the amount of bond proceeds has been determined.
(22)   Premium
       This term means the same as Reimbursement Premium, which is the premium determined by multiplying each $1,000 of insured value reported by the Company in accordance with Section 215.555(5)(b), Florida Statutes, by the rate as derived from the Premium Formula.
(23)   Projected Payout Multiple
       The Projected Payout Multiple is used to calculate an insurer's projected payout pursuant to Section 215.555(4)(d)2.b., Florida Statutes. The Projected Payout Multiple is derived by dividing the estimated single season Claims-Paying Capacity of the FHCF by the estimated total industry Reimbursement Premium for the FHCF for the Contract year. The Company's Reimbursement Premium as paid to the SBA for the Contract Year is multiplied by the Projected Payout Multiple to estimate the Company's coverage from the FHCF for the Contract Year. The SBA will pay no reimbursement for any losses under this Contract unless the Company incurs losses from Covered Events for Covered Policies in excess of its FHCF retention.


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(24)   Retention
       The Company's Retention means the amount of hurricane loss incurred by an insurer below which an insurer is not entitled to reimbursement from the FHCF. An insurer is eligible for reimbursement only after its paid covered losses exceed the retention level established for that insurer. An insurer's retention level is established in accordance with the provisions of subsection (2)(e) of Section 215.555, Florida Statutes. The Company's Retention shall be determined by multiplying the Retention Multiple by the Company's Reimbursement Premium for the Contract Year.
(25)   Retention Multiple
       (a) The Retention Multiple is applied to the Company's Reimbursement Premium to determine the Company's Retention. The Retention Multiple for the Contract Year shall be equal to $3 billion, adjusted to reflect the percentage growth in FHCF exposure for covered policies since 1998, divided by the estimated total industry Reimbursement Premium at the 90% Reimbursement Percentage level for the Contract Year as determined by the SBA.
       (b) The Retention Multiple as determined under (25)(a) above shall be adjusted to reflect the Reimbursement Percentage elected by the Company under this Contract as follows:
              1. If the Company elects a 90% Reimbursement Percentage, the adjusted Retention Multiple is 100% of the amount determined under (25)(a) above;
              2. If the Company elects 75% Reimbursement Percentage, the adjusted Retention Multiple is 120% of the amount determined under (25)(a) above; or
              3. If the Company elects a 45% Reimbursement Percentage, the adjusted Retention Multiple is 200% of the amount determined under (25)(a) above.
(26)   Ultimate Net Loss
       (a) The term means the Company's actual loss (excluding loss adjustment expense) arising from each Loss Occurrence during the Contract Year, provided, however, that the Company's loss shall be determined in accordance with the deductible levels reported to the FHCF for the exposure sustaining the loss.
       (b) Salvages and all other recoveries, excluding reinsurance recoveries, shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.
       (c) All salvages, recoveries or payments recovered or received subsequent to a loss settlement under this Contract shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto.
       (d) Nothing in this clause shall be construed to mean that losses under this Contract are not recoverable until the Company's Ultimate Loss has been ascertained.
       (e) The SBA shall be subrogated to the rights of the Company to the extent of its reimbursement of the Company. The Company agrees to assist and cooperate with the SBA in all respects as regards such subrogation. The Company further agrees to undertake such actions as may be necessary to enforce its rights of salvage and subrogation, and its rights, if any, against other insurers as respects any claim, loss, or payment arising out of a Covered Event.


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ARTICLE VI - EXCLUSIONS

This Contract does not provide reimbursement for:
(1)    All business not defined as being within the scope of this Contract.
(2)    Any reinsurance assumed by the Company.
(3) Any liability assumed by the Company from Pools, Associations and Syndicates. Exception: Covered Policies assumed from the JUA and from the FWUA under the terms and conditions of an executed assumption agreement between the authorized insurer and either such association are covered by this Contract.
(4) All liability of the Company arising by contract, operation or law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part of all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.
(5) Any liability of the Company for loss or damage caused by or resulting from nuclear reaction, nuclear radiation, or radioactive contamination from any cause, whether direct or indirect, proximate or remote, and regardless of any other cause or event contributing concurrently or in any other sequence to the loss.
(6) Any liability of the Company for extra contractual obligations and excess of original policy limits liabilities.
(7) Any policy meeting the definition contained in Section 624.6085, Florida Statutes, regarding collateral protection insurance.
(8) Losses in excess of the sum of the funds which are available at 12/31 of the Contract Year and the amount the SBA is able to raise through the issuance of revenue bonds or by the use of other financial mechanisms, up to a limit of $11 billion, pursuant to Section 215.555(4)(c), Florida Statutes.
(9)    Any policy which excludes wind or hurricane coverage.
(10) The FHCF provides coverage for losses caused by any one storm declared to be a hurricane by the National Hurricane Center which causes losses in the state which damages the primary structure, appurtenant structures, and/or contents, as provided in the definition of Covered Policy, and which causes an opening in a roof or wall through which the rain enters through this opening. The FHCF does not provide coverage for water damage which is generally excluded under property insurance contracts and has been defined to mean flood, surface water, waves, tidal water, overflow of a body of water, or spray from any of these whether or not driven by wind.
(11) Any "excess policy" that contains coverage for non-habitational property or non-Florida property.

ARTICLE VII - MANAGEMENT OF CLAIMS AND LOSSES

The Company shall investigate and settle or defend all claims and losses. All payments of claims or losses by the Company within the terms and limits of the appropriate coverage parts of Covered Policies shall be binding on the SBA, subject to the terms of this Contract, including the provision in Article XIII relating to inspection of records and audits.

ARTICLE VIII - PAYMENT ADJUSTMENT

(1)    Offsets
       Section 215.555(4)(d)1., Florida Statutes, provides the SBA with the right to offset amounts due and payable to the SBA from the Company against any reimbursement amounts due and payable to the Company from the SBA as a result of the liability of the SBA.


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(2)    Reimbursement Adjustments
       Section 215.555(4)(d)1., Florida Statutes, provides the SBA with the right to seek the return of excess loss reimbursements which have been paid to the Company. Excess loss reimbursement are those payments made to the Company by the SBA on the basis of incorrect exposure submissions or resubmissions, incorrect calculations of reimbursement premiums or retentions, incorrect proof of loss reports, incorrect calculation of reinsurance recoveries, or subsequent readjustment of policyholder claims, including subrogation and salvage, or any combination of the foregoing. Regarding incorrect reinsurance recoveries, please see also
       Article X(3)(b)4.

ARTICLE IX - REIMBURSEMENT PREMIUM

(1) The Company shall, in a timely manner, pay the SBA its Reimbursement Premium for the Contract Year. The annual Reimbursement Premium for the Contract Year shall be calculated in accordance with Section 215.555, Florida Statutes with any rules promulgated thereunder, and with Article X(2).
(2) Since the calculation of the actuarially-indicated premium assumes that the Companies will pay their reimbursement premiums timely, interest charges will accrue under the following circumstances. If a Company chooses to estimate its own premium installments, then an interest charge will accrue on any premium which is underestimated. No interest will accrue regarding any provisional premium, if paid as billed by the FHCF's Administrator. However, if the premium payment is not received from a Company when it is due, an interest charge will accrue on a daily basis until the payment is received. An interest credit will be applied for any premium which is overpaid as either an estimate or as a provisional premium. Interest shall not be credited past December 1 of any contract year. The applicable interest rate for interest credits will be the projected average rate earned by the SBA for the FHCF for the first six months of the Contract Year. The applicable interest rate for interest charges will accrue at this rate plus 3%.

ARTICLE X - REPORTS AND REMITTANCES

(1)     Exposures
        (a) If the Company writes Covered Policies on or before June 1 of the Contract Year, the Company shall report to the SBA, unless otherwise provided in Rule 19-8.029, F.A.C., no later than the statutorily required date of September 1 of the Contract Year, by zip code or other limited geographical area as specified by the SBA, its insured values under Covered Policies as of June 30 of the Contract Year, and other data or information in the format specified by the SBA.
        (b) If the Company first begins writing Covered Policies after June 1 but prior to December 1 of the Contract Year, the Company shall report to the SBA, no later than March 1 of the Contract Year, by zip code or other limited geographical area as specified by the SBA, its insured values under Covered Policies as of December 31 of the Contract Year, and other data or information in the format specified by the SBA.
        (c) If the Company first begins writing Covered Policies on or after December 1 but through and including May 31 of the Contract Year, the Company shall not report its exposure data for the Contract Year to the SBA.


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        (d)    The requirements in (a) and (b), above, that reports are due on
               September 1 and March 1, as applicable, means that the report shall be in the physical possession of the FHCF's Administrator in Minneapolis no later than 5 p.m., Central Time, on September
               1 or March 1, as applicable. If September 1 or March 1 is a Saturday, Sunday or legal holiday, and if September 1 or March 1's being a Saturday, Sunday or legal holiday means that neither the United States Postal Service nor private delivery services are operating that day, then the applicable due date will be the day immediately following September 1 or March 1, as applicable, which is not a Saturday, Sunday or legal holiday. For purposes of the timeliness of the submission, neither United States
               Postal Service postmark nor a postage meter date is in any way determinative. Reports sent to the SBA in Tallahassee, Florida, will be returned to the sender. Reports not in the physical possession of the FHCF's Administrator by 5 p.m., Central Time, on the applicable due date are late.
        (e) Confidentiality of exposure reports. Pursuant to the provisions of Section 215.557 Reports of insured values, the reports of insured values under covered policies by zip code submitted to the State Board of Administration pursuant to Section 215.555, as created by s. 1., ch. 93-409, Laws of Florida, or similar legislation, are confidential and exempt from the provisions of
               Section 119.07(1) and section 24(a), Art. I of the State Constitution. This exemption is subject to the Open Government Sunset Review Act in accordance with Section 119.04, Florida Statutes.
(2)     Reimbursement Premium
        (a)     If the Company writes Covered Policies on or before June 1 of the Contract Year, the Company shall pay the FHCF its Reimbursement Premium in installments due on or before August 1, October 1 and December 1 of the Contract Year in amounts to be determined by the FHCF. However, if the Company's Reimbursement
                Premium for the prior Contract Year was less than $5,000, the Company's full provisional Reimbursement Premium, in an amount equal to the Reimbursement Premium paid in the prior year, shall be due in full on or before August 1 of the Contract Year. The
                Company will be invoiced for amounts due, if any, beyond the provisional Reimbursement Premium payment, on or before 12/1 of the Contract Year.
        (b)     If the Company first begins writing Covered Policies after June
                1 but prior to December 1 of the Contract Year, the Company shall pay the FHCF a provisional Reimbursement Premium of $1,000 upon execution of this Contract. The Administrator shall calculate the Company's actual reimbursement premium for the period after June 1 and through December 31 based on its actual exposure, as reported on March 1. To recognize that New
                Companies have limited exposure during this period, the actual premium as determined by processing the Company's exposure data shall then be divided in half, the provisional premium shall be credited, and the resulting amount shall be the total premium due for the Company for the remainder of the Contract Year.
                However, if that amount is less than $1,000.00, then the Company shall pay $1,000.00. The premium payment is due no later than May 1 of the Contract Year. The Company's Retention and Coverage will be determined based on the total premium due as calculated above.
        (c)     If the Company first begins writing Covered Policies on or after
                December 1 but through and including May 31 of the Contract
                Year, the Company shall pay the FHCF a Reimbursement Premium of $1,000 upon execution of this Contract. The Company shall pay no other Reimbursement Premium for the Contract Year.
        (d)     The requirement that the Reimbursement Premium is due on a certain date means that the Premium shall be in the physical possession of the FHCF no later than 5 p.m., Eastern Time, on the due date applicable to the particular installment. If remitted by check to the FHCF's Post Office Box, the check shall be physically in the Post Office Box 550261, Tampa, FL

                33655-0261, as set out on the invoice sent to the Company. If remitted by check by hand delivery, the check shall be physically on the premises of the FHCF's bank in Tampa, Florida, as set out on the invoice sent to the Company. If remitted electronically, the wire transfer shall have been completed to the FHCF's account at its bank in Tampa, Florida. If the applicable due date is a Saturday, Sunday or legal holiday, and if the due date's being a Saturday, Sunday or legal holiday means that neither the United States Postal Service nor private delivery services are operating that day and if the due date's being a Saturday, Sunday or legal holiday means that electronic wire transfers cannot be completed, then the applicable due date will be the day immediately following the applicable due date which is not a Saturday, Sunday or legal holiday. For purposes of the timeliness of the remittance, neither the United States Postal Service postmark nor a postage meter date is in any way determinative. Premium checks sent to the SBA in Tallahassee, Florida, or to the FHCF's Administrator in Minneapolis, Minnesota, will be returned to the sender. Reimbursement Premiums not in the physical possession of the FHCF by 5 p.m., Easter Time, on the applicable due date are late.
(3)     Claims and Losses
        (a)    In General
               1. Claims and losses resulting from Loss Occurrences commencing during the Contract Year shall be reported by the Company and reimbursed by the FHCF as provided herein and in accordance with the Statute, with this Contract, and any rules adopted pursuant to the Statute.
               2. Pursuant to Section 215.555(4)(c), Florida Statutes, the SBA is obligated to pay losses not to exceed the Actual Claims-paying Capacity of the FHCF, up to a limit of $11 billion for any one Contract Year.
        (b)    Claims Reports
               1. At the direction of the SBA, the Company shall report its ground-up losses for Covered Policies from each Covered Event to provide information to the SBA in determining any potential liability for possible reimbursable losses under the Contract on the Interim Loss Report, Form FHCF-L1A, as adopted in Rule 19-8.029, F.A.C.
               2. No later than December 31 of the Contract Year, the Company shall report to the FHCF its Ultimate Net Loss with respect to each Loss Occurrence from the beginning of the Contract Year on the Proof of Loss Report, Form FHCF-L1B, as adopted in Rule 19-8.029, F.A.C.
               3. Quarterly thereafter until all claims and losses resulting from Loss Occurrences commencing during the Contract Year are fully discharged, the Company shall render to the FHCF revised reports of the actual amount of Ultimate Net Loss incurred and paid to date by the Company with respect to each Loss Occurrence commencing during the contract Year. If the Company's retention must be recalculated as the result of an exposure resubmission and if the newly-recalculated retention changes the FHCF's reimbursement obligations, then the Company shall submit add itional reports of claims and losses for recalculation of the FHCF's obligations.
               4. Such reports shall include the actual or anticipated reinsurance recoveries from non-affiliated insurers and/or reinsurers on the Company's Ultimate Net Loss, and a certification that such recoveries, together with the actual or anticipated reimbursement from the FHCF shall not exceed 100% of the Company's losses under Covered Policies from Covered Events.

              5. The SBA will determine and pay, as soon as practicable after receiving Proof of Loss Reports described and adopted in Rule 19-8.029, F.A.C. the reimbursement amount due based on losses paid by the Company to date and adjustments to this amount based on subsequent quarterly information. The adjustments to reimbursement amounts shall require the SBA to pay, or the Company to return, amounts reflecting the most recent determination of losses.
              6. Initial or quarterly reports received on or before the due date for that report will be reimbursed within 30 days following the due date or as soon as practicable after the receipt of the report and verification of the reported losses. Those received after the initial or quarterly reporting due date will be reimbursed within 30 days following the due date or as soon as practicable after the receipt of the report and verification of the reported losses.
              7. If a Covered Event occurs during the Contract Year, but after 12/31, Companies shall report their losses as soon as practicable thereafter and the FHCF shall begin to reimburse Companies for paid losses as soon as the losses are reported and the FHCF has established the availability of the moneys to pay the reimbursements. The FHCF shall determine the schedule for reporting losses for Covered Events after 12/31 by taking into consideration the date or dates of the Covered Event's occurrence; its size; severity; windspeeds; forward track; occurrence of tornadoes or flooding as a result of the Covered Event; geographical area impacted; and ability of adjusters to assess the damage.
              8. All loss reports received will be compared with the FHCF's exposure data to establish the facial reasonableness of the reports. Preliminarily, the FHCF will examine the reported losses to determine whether reported losses exceed reported exposure in the affected counties; whether the Company has reported a low concentration of exposure in the affected counties; and whether the ground-up loss as a percentage of exposure in affected counties is significantly higher than the average. Companies meeting these tests for reasonableness will be scheduled for reimbursement. Companies not meeting these tests for reasonableness will be handled on a case-by-case basis and will be contacted to provide specific information regarding their individual book of business.
       (c)    Claims Reimbursement Calculations
              1. In General. An insurer's covered paid losses must exceed its FHCF retention as determined in accordance with Section 215.555(2)(e), Florida Statutes, before any reimbursement is payable from the FHCF. If more than one Covered Event occurs in any one Contract Year, any reimbursements due from the FHCF shall take into account the separate retention requirement for each insurer for each Covered Event, as that term is defined in subsection (2)(b) of
                     Section 215.555, Florida Statutes.
              2.     Exhaustion of claims-paying capacity. This section of
                     Article X provides procedures for reimbursing insurers for losses from Covered Events in those situation in which the SBA determines, pursuant to Section 215.555(6)(a), Florida Statutes, and Rule 19-8.013, F.A.C., that reimbursable losses from a Covered Event are likely to exhaust the available claims-paying capacity of the FHCF. The "claims-paying capacity" is the total of the balance of the FHCF as of 12/31 of the Contract Year in which the Covered Event occurs plus the amount the SBA is able to raise, to the extent allowed by law, through the issuance of bonds, by purchasing reinsurance or through the incurrence of other indebtedness, up to the statutory limit of $11 billion for any one Contract Year. In that situation, each insurer sustaining reimbursable losses will receive the amount of reimbursement due under the reimbursement contract up to the amount of the insurer's payout, based on the payout multiple, as calculated in accordance with subsections (4)(c) and (4)(d)2.b. of Section 215.555, Florida Statutes, and as defined in Article V(21) of this Contract. For purposes of the projected payout calculation, the "actual premium paid for that contract year," as referenced in subsection (4)(d)2.b. of Section 215.555, Florida Statutes, shall be the premium billed by the FHCF as of December 31 of the Contract Year. Thereafter, payments for additional reimbursable losses will be available only to entities created under Section 627.351, Florida Statutes, and will be based on a pro rata share of the outstanding losses to the extent of any funds available up to the $11 billion limitation. In order to determine the amount available for payment of reimbursable losses on a pro rata basis for entities created under Section 627.351, Florida Statutes, the SBA will review reported loss information from all insurers and determine that all insurers which received payments for reimbursable losses but which did not exceed their projected payout have settled all, or substantially all, of their claims eligible for reimbursement. The SBA will then determine the remaining amount of claims-paying capacity and will pay entities created under Section 627.351, Florida Statutes, on a pro rata basis, up to the $11 billion limitation. Reimbursements for all covered events occurring during the same Contract Year will be made in accordance with this section (3)(c)2. of Article X.
              3. Exhaustion of cash, but not of claims-paying capacity. This section of Article X provides procedures for reimbursing insurers for losses from Covered Events in those situations in which the SBA determines, pursuant to Section 215.555(6)(a), Florida Statutes, and Rule 19-8.013, F.A.C.,
                     that reimbursable losses for Covered Events will exhaust the balance of the FHCF as of 12/31 of the Contract Year in which the Covered Event has occurred but will not exceed the amount the SBA is able to raise through the issuance of bonds, reinsurance purchased, or the incurrence of other indebtedness. In that situation, each insurer sustaining reimbursable losses will receive the among of reimbursement due under the Reimbursement Contract up to the amount of the insurer's projected payout, as calculated in accordance with subsections (4)(c) and (4)(d)2.b. of Section 215.555, Florida Statutes, and as defined in Article V(21) of this Contract. Thereafter, payments for additional reimbursable losses will continue to be made based on the loss reports required pursuant to this Contract from entities created under Section 627.351, Florida Statutes.
              4. Losses payable from cash. This section of Article X provides procedures for reimbursing insurers for losses from Covered Events in those situations in which the SBA determines that the reimbursable losses will not exhaust the balance of the FHCF as of 12/31 of the contract year in which the Covered Event has occurred. In that situation, each insurer sustaining reimbursable losses will receive the amount of reimbursement due under the Reimbursement Contract. Thereafter, payments for additional reimbursable losses will continue to be made based on the loss reports required pursuant to this Contract from entities created under Section 627.351, Florida Statutes.

              5. Reserve established. When a Covered Event occurs in a subsequent Contract Year when reimbursable losses are still being paid for a Covered Event in a previous Contract Year, the SBA will establish a reserve for the outstanding reimbursable losses for the previous Contract Year, based on the length of time the losses have been outstanding, the amount of losses already paid, the percentage of incurred losses still unpaid, and any other factors specific to the loss of development of the Covered Events involved.
(4)    Advances
       (a) The SBA may make advances to the Company prior to December 31 of the Contract Year in accordance with Section 215.555(4)(e), Florida Statutes. All interest assessed will commence on the date the SBA issues a check for an advance and will cease at midnight on the date upon which the FHCF has received the Company's loss reimbursement report for the storm for which the advance was issued qualifying the Company for reimbursement equal to or exceeding the amount(s) of the advance(s). If, upon audit, it is determined that the Company received funds in excess of those to which it was entitled, the interest as to those sums will not cease on the date of the receipt of the loss reimbursement report but will continue until the Company reimburses the FHCF for the overpayment. The following procedures in Article X(4) apply to the specific type of advances enumerated in the Statute.
       (b)    Advances to insurers to prevent insolvency.
              1. Pursuant to subsection (4)(e) of Section 215.555, Florida Statutes, the SBA may advance certain Companies certain percentages of the SBA's estimate of reimbursement due the Company. Section 215.555(4)(e)1., Florida Statutes, provides that if Companies demonstrate to the SBA that the immediate receipt of moneys from the SBA is likely to prevent the Company from becoming insolvent due to the occurrence of one or more Covered Events, the SBA shall advance, at market interest rates, up to 50 percent of the SBA's estimate of the reimbursement due to the Company from FHCF. A Company is insolvent if it is unable to pay its policyholders for justifiable claims. The "market interest rate" shall be the then current interest rate being earned on the FHCF's investments.
              2. Companies shall request a specific amount for the advance and shall demonstrate that the immediate receipt of moneys from the SBA is likely to prevent the Company from becoming insolvent by providing the SBA with the following information, determined in accordance with statutory accounting principles, which are the rules and procedures governing insurer financial reporting for regulatory purposes:
                     a.     Current assets;
                     b. Current liabilities other than liabilities due to the Covered Event;
                     c. Current liabilities due to the Covered Event, paid and unpaid, submitted on the Proof of Loss Report, Form FHCF-L1B, as adopted in Rule 19-8.029, F.A.C.;
                     d. Evidence of estimated-retention breached by payment of paid losses from the Covered Event;
                     e.     Current surplus as to policyholders;
                     f.     Estimate of expected liabilities due to the Covered
                            Event;
                     g. Estimate of other expected liabilities not due to the Covered Event;
                     h. Estimate of reinsurance immediately available to pay claims for the Covered Event under other reinsurance treaties;
                     i. Estimated amount of payout from the FHCF, determined in accordance with Section 215.555(4)(b), Florida Statutes. This estimate is necessarily predicated on the Company's premium which in turn is predicated on its exposure. Therefore, if the Covered Event occurs in June, July, or August, the Company shall provide its exposure data prior to September 1 in order that the appropriate calculations may be made.

              3. Companies seeking advances pursuant to Section 215.555(4)(e)1., Florida Statutes, shall also describe any steps they have taken to pay claims, including liquidation of assets, and may also supply such other information as they deem necessary and appropriate to aid the SBA in reaching a determination regarding whether or not to grant an advance.
              4. The information outlined above shall be supplied in the form of a letter, signed by two executive officers of the insurer, with the supporting information attached.
              5. In determining whether or not to grant an advance pursuant to subsection (4)(e) of Section 215.555, Florida Statutes, the SBA shall take the following steps:
                     a. The SBA shall carefully review and consider all the information submitted by such Companies;
                     b. The SBA shall consult with all relevant regulatory agencies seeking all relevant information about the Company's financial and solvency condition;
                     c. The SBA shall carefully review its currently available liquid assets; and
                     d. The SBA shall review the damage caused by the Covered Event and when that Covered Event occurred.
              6. The SBA's final decision regarding an application for an advance under Section 215.555(4)(e)1., Florida Statutes, shall be based on whether or not, considering the totality of the circumstances, including the SBA's obligations to provide reimbursement for all Covered Events occurring during the Contract Year, granting an advance will prevent the insolvency of the applicant Company so that the Company is able, not only to pay its policyholders' claims arising from the Covered Event, but also to maintain its existence as a viable source of residential property insurance coverage to the people of this state. A majority vote of the Trustees in favor is required before an advance can be granted.
              7. If an advance is granted, the "market interest rate" shall be determined with reference to the then current interest rate earned on the FHCF's investments on the date the Trustees' vote is taken. Pursuant to Section 215.555(4)(e)1., Florida Statutes, the amount of the advance shall not exceed 50 percent of the SBA's estimate of the reimbursement due the Company. The Company's final reimbursement shall be reduced by an amount equal to the amount of the advance and the interest thereon.
              8. Any amount advanced by the SBA shall be used by the Company only to pay claims of its policyholders for the Covered Event or Covered Events which have precipitated the immediate need to continue to pay additional claims as they become due. The advance is a reimbursement which allows the Company to continue to pay claims in a timely manner.
       (c) Advances to entities created pursuant to Section 627.351, Florida Statutes.
              1. Section 215.555(4)(e)2., Florida Statutes, provides that entities created under Section 627.351, Florida Statutes, may receive an advance at market interest rates of up to 90% of the lesser of the SBA's estimate of reimbursement for losses due to such entity or the entity's share of Reimbursement Premium for that Contract Year multiplied by the currently available liquid assets of the FHCF. The purpose of the advance under that subsection is to allow the entity to continue to pay additional claims from a Covered Event in a timely manner. The "market interest rate" shall be the then current interest rate earned on the FHCF's investments.

              2. The entity shall request a specific amount for the advance and shall demonstrate that an advance is essential to allow the entity to continue to pay claims for a Covered Event in a timely manner once currently available liquid assets have been exhausted by providing the SBA with the following information, determined in accordance with the statutory accounting principles, which are the rules and procedures governing insurer financial reporting for regulatory purposes:
                     a.     Current assets;
                     b. Current liabilities other than liabilities due to the Covered Event;
                     c. Current liabilities due to the Covered Event, paid and unpaid, submitted on the Proof of Loss Report, Form FHCF-L1B, as adopted in Rule 19-8.029, F.A.C.;
                     d. Evidence that the estimated retention will be breached by payment of covered losses from the Covered Event;
                     e.     Current surplus as to policyholders;
                     f.     Estimate of expected liabilities due to the Covered
                            Event;
                     g. Estimate of other expected liabilities not due to the Covered Event;
                     h. Estimate of reinsurance available to pay claims for the Covered Event;

                     i. Estimated amount of payout from the FHCF, determined in accordance with subsection (4)(b) of Section 215.555, Florida Statutes. This estimate is necessarily predicated on the entity's Premium which in turn is predicated on its exposure. Therefore, if the Covered Event occurs in June, July, or August, the entity shall provide its exposure data prior to September 1 in order that the appropriate calculations may be made.
              3. Entities seeking advances pursuant to subsection (4)(e)2. of Section 215.555, Florida Statutes, shall describe any steps they have taken to pay claims, including liquidation of assets, and may also supply such other information as they deem necessary and appropriate to aid the SBA in reaching a determination regarding whether or not to grant an advance.
              4. The information outlined above shall be supplied in the form of a letter, signed by two executive officers of the entity, with the supporting information attached.
              5. In determining whether or not to grant an advance pursuant to subsection (4)(e) of Section 215.555, Florida Statutes, the SBA shall take the following steps:
                     a. The SBA shall carefully review and consider all the information submitted by such entities;
                     b. The SBA shall consult with all relevant regulatory agencies seeking all relevant information about the entity's financial and solvency condition;
                     c. The SBA shall carefully review its currently available liquid assets; and
                     d. The SBA shall review the damage caused by the Covered Event and when that Covered Event occurred during the Contract Year.
              6. The SBA's final decision regarding an application for an advance shall be based on whether or not, considering the totality of the circumstances, including the SBA's obligations to provide reimbursement for all Covered Events occurring during the Contract Year, granting an advance is essential to allowing the entity to continue to pay additional claims for a Covered Event in a timely manner once currently available liquid assets have been exhausted. A majority vote of the Trustees in favor is required before an advance can be granted.

              7. If an advance is granted, the "market interest rate" shall be determined with reference to the then current interest rate earned on the FHCF's investments on the date the Trustees' vote is taken. Pursuant to Section 215.555(4)(e)2., Florida Statutes, the amount of the advance shall not exceed the lesser of 90% of the SBA's estimate of the reimbursement for reimbursable losses due to such entity or the entity's share of the actual Reimbursement Premium paid for that Contract Year multiplied by the currently available liquid assets of the FHCF. The Company's final reimbursement shall be reduced by an amount equal to the amount of the advance and the interest thereon.
              8. Any amount advanced by the SBA shall be used by the entity only to pay claims of its policyholders for the Covered Event or Covered Events which have precipitated the need to continue to pay additional claims as they become due. The advance is a reimbursement which allows the entity to continue to pay claims in a timely manner.
       (d)    Advances to limited apportionment companies.
              1. Subsection (4)(e)3. of Section 215.555, Florida Statutes, provides that any limited apportionment company qualified under Section 627.351(2)(b)3., Florida Statutes, may receive an advance of the amount of the estimated reimbursement payable to such Company as calculated pursuant to subsection (4)(d) of Section 215.555, Florida Statutes, at market rates, if the SBA determines that the FHCF's assets are sufficient and are sufficiently liquid to permit the SBA to make an advance to such Company and at the same time fulfill its reimbursement obligations to the FHCF's other participating insurers.
              2. Limited apportionment companies seeking an advance pursuant to subsection (4)(e)3. of Section 215.555, Florida Statutes, shall request a specific amount for the advance and provide the SBA with the following information, determined in accordance with statutory accounting principles, which are the rules and procedures governing insurer financial reporting for regulatory purposes:
                     a.     Current assets;
                     b. Current liabilities other than liabilities due to the Covered Event;
                     c. Current liabilities due to the Covered Event, paid and unpaid, submitted on the Proof of Loss Report, Form FHCF-L1B, adopted in Rule 19-8.029, F.A.C.;
                     d. Evidence of estimated retention breached by payment of paid losses from the Covered Event;
                     e.     Current surplus as to policyholders;
                     f.     Estimate of expected liabilities due to the Covered
                            Event;
                     g. Estimate of other expected liabilities not due to the Covered Event;
                     h. Amount of reinsurance available to pay claims for the Covered Event;

                     i. Estimated amount of payout from the FHCF, determined in accordance with Section 215.555(4)(b), Florida Statutes. This estimate is necessarily predicated on the Company's Premium which in turn is predicated on its exposure. Therefore, if the Covered Event occurs in June, July, or August, the Company shall provide its exposure data prior to September 1 in order that the appropriate calculations may be made.
              3. Limited apportionment companies may also supply such other information as they deem necessary and appropriate to aid the SBA in reaching a determination regarding whether or not to grant an advance pursuant to Section 215.555(4)(e), Florida Statutes.
              4. The information outlined above shall be supplied in the form of a letter, signed by two executive officers of the Company, with the supporting information attached.
              5. In determining whether or not to grant an advance pursuant to subsection (4)(e) of Section 215.555, Florida Statutes, the SBA shall take the following steps:
                     a. The SBA shall carefully review and consider all the information submitted by such companies;
                     b. The SBA shall consult with all relevant regulatory agencies seeking all relevant information about the Company's financial and solvency condition;
                     c. The SBA shall carefully review its currently available liquid assets; and
                     d. The SBA shall review the damage caused by the Covered Event and when that Covered Event occurred during the Contract Year.
              6. The SBA's final decision regarding an application for an advance under Section 215.555(4)(e)3., Florida Statutes, shall be based on whether or not, considering the totality of the circumstances, the FHCF's assets are sufficient and sufficiently liquid to permit the SBA to make an advance to the limited apportionment company and at the same time fulfill its reimbursement obligations to the FHCF's other participating insurers. A majority vote of the Trustees in favor is required before an advance can be granted.
              7. If an advance is granted, the "market interest rate" shall be determined with reference to the then current interest rate earned on the FHCF's investments on the date the Trustees' vote is taken. Pursuant to Section 215.555(4)(e)3., Florida Statutes, the amount of the advance shall not exceed the SBA's estimate of the reimbursement due the Company calculated in accordance with subsection (4)(d) of Section 215.555, Florida Statutes. The Company's final reimbursement shall be reduced by an amount equal to the amount of the advance and the interest thereon.
              8. Any amount advanced by the SBA shall be used by the Company only to pay claims of its policyholders for the Covered Event or Covered Events which have precipitated either the need to continue to pay additional claims as they become due. The advance is a reimbursement which allows the Company to continue to pay claims in a timely manner.
(5)    Delinquent Payments
       Failure to submit a Reimbursement Premium or Reimbursement Premium installment when due is a violation of the terms of this Contract and
       Section 215.555, Florida Statutes. Interest on late payment shall be due as set forth in Article IX(2) of this Contract. In addition, the SBA will refer any Company failing to submit such payments to the DOI for administrative action or will take other action as appropriate pursuant to Sections 215.555(10) and (11), Florida Statutes.
(6)    Inadequate Data Submissions
       If exposure data or other information required to be reported by the Company under the terms of this Contract is not received by the FHCF in the format specified by the FHCF and is inadequate to the extent that the FHCF requires resubmission of data, the Company will be required to pay the FHCF a resubmission fee of $1,000. The $1,000 fee is also applicable to exposure resubmissions made as a result of audits of the Company's exposure and of audits of the Company's claims data.

(7)    Delinquent Submissions
       Failure to submit an exposure submission or an exposure resubmission when due is a violation of the terms of this Contract and of the Statute. The SBA will refer any Company failing to submit such submissions or resubmissions to the DOI for administrative action or will take other action as appropriate pursuant to subsections (10) and (11) of Section 215.555, Florida Statutes.

ARTICLE XI - TAXES

In consideration of the terms under which this Contract is issued, the Company agrees to make no deduction in respect of the Premium herein when making premium tax returns to the appropriate authorities. Should any taxes be levied on the Company in respect of the Premium herein, the Company agrees to make no claim upon the SBA for reimbursement in respect of such taxes.

ARTICLE XII - ERRORS AND OMISSIONS

An inadvertent delay, omission or error on the part of the SBA shall not be held to relieve the Company from any liability which would attach to it hereunder if such delay, omission or error had not been made.

ARTICLE XIII - INSPECTION OF RECORDS

The Company shall allow the SBA to inspect, examine, and audit, at reasonable times, all records of the Company relating to the Covered Policies under this Contract, including Company files concerning claims, losses, or legal proceedings regarding subrogation or claims recoveries which involve this Contract, including premium, loss records and reports involving exposure data on Covered Policies and applicable ceded reinsurance contracts. All discovered errors, inadvertent omissions, and typographical errors associated with the data reporting of insured values shall be corrected to reflect the proper values. This right shall survive the termination of this Contract. The Company shall retain its records in accordance with the requirements for records retention regarding exposure reports and claims reports in Article X of this Contract, and in any administrative rules adopted pursuant to Section 215.555, Florida Statutes.
(1)     Auditing Requirements for Exposure Audits
        The Company shall retain complete and accurate records, in policy level detail, of all exposure data submitted to the SBA in any Contract Year until the SBA has completed its audit of the Company's exposure submissions. The Company shall also retain complete and accurate records of any Contract Year in which the Company incurred losses until the completion of the loss reimbursement audit for that year. The records to be retained shall include computer runs of the files used to support the exposure reported to the SBA. The files shall include sufficient detail to support the exposure reported to the SBA. All computer runs must contain the policy number, policy effective date, policy expiration date, type of business, line of business, construction type, deductible group, zip code, county code, total number of insured risks, total insured value - building, total insured value - appurtenant structures, total insured value - contents, composite windstorm mitigation credit code, BCEG code, and any other information which would allow for a complete audit of the Company's reported exposure data or information which is specifically requested in the data call for that Contract Year. The Company must also have available, at the time of the audit, a copy of its underwriting manual, a copy of its rating manual, a copy of its most recent Certificate of Authority as issued by the Florida DOI, and a copy of its Renewal Notice, indicating the lines of business the Company is authorized to write in Florida. The Company is also required to retain declarations pages and policy applications to support reported exposure. To meet the requirement that the application must be retained, an insurer may retain either the actual application or may retain, in electronic format, all the information from the actual application.
(2)    Auditing Requirements for Claims Reports
       All insurers reporting losses and/or receiving reimbursements or advances from the SBA for paid losses from Covered Events are subject to audit by the SBA or its agents pursuant to this Article XIII for the Contract Year during which the Covered Event occurs for which losses are reported and/or reimbursements are made by the SBA. Therefore, the Company shall retain complete and accurate records of all losses paid by the SBA until the SBA has completed its audit of the Company's reimbursable losses, whichever is later. The records to be retained are set forth as part of the Proof of Loss Report, Form L1B and as part of the Reinsurance Recovery Worksheet, Form FHCF-L1C, adopted in Rule 19-8.029, F.A.C., and are also set out immediately below.
       (a) All records, including the Proof of Loss Report, Form FHCF-L1B, correspondence, and supporting documentation, must be available with computer runs produced containing the following information:
              1. Detail claims listing which supports the losses reported on the Proof of Loss Report, Form FHCF-L1B, including: claim number; date of loss; policy number; policy effective date; paid loss - habitational building, appurtenant structure, and contents; outstanding loss reserve - habitational building, appurtenant structure, and contents; and salvage received, if any.
              2. Hard copy claim files which include documentation of the following: claim number; claim description; policy number and location of property; evidence of salvage received; amount of loss adjustment expense; and copies of checks for payment of losses.
              3. Detail exposure listing which was retained at the time the exposure data was submitted to the FHCF for the Contract Year the loss occurred.
       (b) In addition, all records relating to the Reinsurance Recovery Worksheet, Form FHCF-L1C, as adopted in Rule 19-8.029, F.A.C., must be available with the supporting information listed below:
              1. For reinsurance recoveries in which FHCF recoveries inure to the benefit of the private reinsurer, provide the reinsurance agreement(s).
              2. For reinsurance recoveries in which FHCF recoveries do not inure to the benefit of the private reinsurer, provide the following:
                     a. Summary of reinsurance in effect at the date of loss. Include subject per risk and aggregate agreements.
                     b. For proportional per risk reinsurance include percentage ceded, placement percentage, and treaty limits.
                     c. For non-proportional per risk reinsurance include attachment point, limit, percentage placed, and treaty limits.
                     d. For proportional aggregate reinsurance include attachment point, percentage ceded, placement percentage, and treaty limit.
                     e.     For non-proportional aggregate reinsurance include
                            attachment point, limit, and treaty limit.
                     f.     For facultative reinsurance, provide summary of
                            coverage placed.

              3. Provide treaties or placement slips for the subject reinsurance agreements for all layers.
              4. In no per risk, facultative, or aggregate reinsurance was in place at the time of the subject event, provide written confirmation.
              5. Documentation supporting total paid loss for all lines, all states which reconciles to amounts reported on the Reinsurance Recovery Worksheet, FHCF-Form L1C, Section III
                     A. Include summary of direct paid loss listing for loss
                     portion only. Do not include loss adjustment expenses.
              6.     Documentation supporting total incurred loss for all lines, all states that reconciles to amounts reported on the
                     Reinsurance Recovery Worksheet, FHCF-Form L1C, Section III
                     A. Include summary of direct incurred loss listing for loss portion only. Do not include loss adjustment expenses.
              7. Documentation supporting total paid reinsurance recovery that reconciles to amounts reported on the Reinsurance Recovery Worksheet, FHCF-form L1C, Section III E. Include reinsurance statements, notice of loss statements to reinsurer, or loss bordereau.
              8. Documentation supporting total incurred reinsurance recoverable that reconciles to amounts reported on the Reinsurance Recovery Worksheet, FHCF-Form L1C, Section III
                     E. Include reinsurance statements, notice of loss statements to reinsurer, or loss bordereau.
                     a. The Company must retain the required exposure audit file for the Contract Year in which the loss occurred.
                     b. The Company must also have available any other information not set out above which is specific to its claims payment procedures and without which a complete and accurate audit would not be possible.
       (3)    Audit Procedures
              (a) The FHCF will send an audit notice to the participating insurer providing the commencement date of the audit, the site of the audit, any accommodation requirements of the auditor, and the reports and data which must be assembled by the participating insurer and forwarded to the FHCF upon request.
              (b) The reports and data forwarded to the FHCF upon request are reviewed internally and forwarded to the auditor. If the FHCF receives accurate and complete records as requested, the auditor will contact the participating insurer to inform the insurer as to what policies or other documentation will be required once the auditor is on site. Any records not provided to the auditor in advance shall be made available at the time the auditor arrives on site.
              (c) At the conclusion of the auditor's audit and the management review of the auditor's report, findings, recommendations, and work papers, the FHCF will forward a preliminary draft of the audit report to the participating insurer and require a response from the participating insurer by a date certain as to the audit's findings and recommendations.
              (d) If the participating insurer accepts the audit's findings and recommendations, and there is no recommendation for resubmission of the participating insurer's exposure data, the audit report will be finalized and the audit file closed.
              (e) If the Company disputes the audit's findings, the areas in dispute will be resolved by a meeting or a conference call between the participating insurer and FHCF management.
              (f) 1. If the recommendation of the audit is to resubmit the insurer's exposure data for the Contract Year in question, then the FHCF will send the participating insurer a letter outlining the process for resubmission and including a deadline for the resubmission to be received by the FHCF's Administrator. Once the resubmission is received by the FHCF's Administrator, the FHCF's Administrator calculates a revised reimbursement premium for the Contract Year which has been audited and the FHCF determines whether to send an invoice to the participating insurer or to refund the reimbursement premium, as the case may be. Once the resubmission has been approved, the audit report will be finalized and the audit file closed.
                     2. If the recommendation of the audit is either to resubmit the insurer's exposure data for the Contract Year in question or giving the option to pay the estimated premium difference, then the FHCF will send the participating insurer a letter outlining the process for resubmission or for paying the estimated premium difference and including a deadline for the resubmission or the payment to be received by the FHCF's Administrator. If the Company chooses to resubmit, the resubmission is received by the FHCF's Administrator who calculates a revised reimbursement premium for the contract year which has been audited and the FHCF determines whether to send an invoice to the participating insurer or to refund the reimbursement premium, as the case may be. Once the resubmission has been approved or the payment of the estimated premium difference received, the audit report will be finalized and the audit file closed.
              (g) If the Company continues to dispute the audit's findings and/or recommendations and no resolution of the disputed matters is obtained through discussions between the insurer and FHCF management, then the process within the SBA is at an end and further administrative remedies may be obtained under Chapter 120, Florida Statutes.
              (h) The auditor's list of errors is made available to the Company. Given that the audit was based on a sample of the Company's policies rather than the whole universe of the Company's Covered Policy exposure, the error list is not intended to provide a complete list of errors but is intended to indicate what Covered Policy information needs to be reviewed and corrected throughout the Company's book of Covered Policy business to ensure more complete and accurate reporting in the resubmission if required and for any future submissions.
(4)    Costs of the Audits
       The costs of the audits shall be borne by the SBA. However, in order to remove any incentive for a Company to delay preparations for an audit, the SBA shall be reimbursed by the Company for any audit expenses incurred in addition to the usual and customary costs of the audits, which additional expenses were incurred as a result of the Company's failure, despite proper notice, to be prepared for the audit or as a result of a Company's failure to provide requested information for the audit. All requested information must be complete and accurate. The Company shall be notified of any administrative remedies which may be obtained under Chapter 120, Florida Statutes.

ARTICLE XIV - INSOLVENCY OF THE COMPANY

In the event of the insolvency of the Company, the SBA shall pay directly to the Florida Insurance Guaranty Association for the benefit of Florida policyholders of the Company the net amount of all reimbursement moneys owed to the Company. As used in this Article, the "net amount of all reimbursement moneys" means that amount which remains after reimbursement for (1) preliminary or duplicate payments owed to private reinsurers or other inuring reinsurance payments to private reinsurers that satisfy statutory or contractual obligations of the insolvent Company attributable to Covered Events to such reinsurers; or (2) funds owed to a bank or other financial institution to cover obligations of the insolvent insurer under a credit agreement that assists the insolvent insurer in paying claims attributable to Covered Events. Such private reinsurers or banks or other financial institutions shall be reimbursed or otherwise paid prior to payment to the Florida Insurance Guaranty Association, notwithstanding any law to the contrary. The Florida Insurance Guaranty Association shall pay all claims up to the maximum amount permitted by Chapter 631, Laws of Florida; thereafter, any remaining moneys shall be paid pro rata to claims not fully satisfied. This Article does not apply to a joint underwriting association, a risk apportionment plan, or any other entity created under Section 627.351, Florida Statutes.

ARTICLE XV - TERMINATION

The FHCF and the obligations of both parties under this Contract can be terminated only as may be provided by law or applicable rules.

ARTICLE XVI - VIOLATIONS

Pursuant to the provisions of Section 215.555(10), Florida Statutes, any violation of the terms of this Contact by the Company constitutes a violation of the Insurance Code of the State of the Florida. Pursuant to the provisions of
Section 215.555(11), Florida Statutes, the SBA is authorized to take any action necessary to enforce any administrative rules adopted pursuant to Section 215.555, Florida Statutes, and the provisions and requirements of this Contract.

ARTICLE XVII - APPLICABLE LAW

(1) Applicable Law: This Contract shall be governed by and construed according to the laws of the State of Florida in respect of any matter relating to or arising out of this Contract.
(2) Notice of Rights: Pursuant to Chapter 120, Florida Statutes, and the Uniform Rules of Procedure, codified as Chapters 28-101 through 28-110, FAC, a person whose substantial interests are affected by a decision of the SBA regarding the FHCF may request a hearing with the SBA by filing a petition within 21 days of receipt of the written notice of the decision. Any person who fails to file a petition within 21 days shall have waived his right to a hearing. The hearing may be a formal hearing or an informal hearing pursuant to the provisions of Sections 120.569 and 120.57, Florida Statutes. The petition must be filed (received) in the office of Dr. Jack Nicholson, Chief Operating Officer, Florida Hurricane Catastrophe Fund, State Board of Administration, P.O. Box 13300, Tallahassee, FL 32317-3300 within the 21 day period.

        All petitions shall contain:
        (a) The name, address, and telephone number of the petitioner or petitioners.
        (b) An explanation of how each petition's substantial interests will be affected by the SBA's decision;
        (c) A statement of when and how the petitioner received notice of the decision;
        (d) A statement of all disputed issues of material fact. If there are none, the petition must so indicate.
        (e) A concise statement of the facts which the petitioner believes entitle the petitioner to the relief sought as well as the statutes and rules which support the petitioner's claim for relief;
        (f) A statement of the relief sought, stating precisely the action the petitioner wants the SBA to take;
        (g)    Any other information which the petitioner contends is material.

Upon receipt of a petition, the SBA shall review the petition for compliance with the SBA's requirements and timeliness. The petition will be denied for lack of compliance and for failure to timely file. If the SBA elects to request that an administrative law judge of the Division of Administrative hearings be assigned to conduct the hearing, the SBA will forward the petition and all materials filed with the SBA to the division and shall notify the petitioner or petitioners of its action. Once This decision becomes final, the petitioner's rights to appeal will be governed by Section 120.68, Florida Statutes.

        Approved by:


Florida Hurricane Catastrophe Fund
By.  State Board of Administration

By: /s/   Linda Lettera                                  10/19/01
   -----------------------------------------      ----------------------------
                      Tom Herndon                          Date

Approved as to legality:

/s/   Thomas A. Beenck   for                             10/19/01
-------------------------------------------       ----------------------------
Horace Schow II                                            Date
General Counsel
FL Bar ID#0251471


Federated National Insurance Company
                      Company

By:/s/  Richard A. Widdicombe, President                 05/24/01
   -----------------------------------------      ----------------------------
                      Name/Title                           Date

                                   Schedule A

                                     to the

                             REIMBURSEMENT CONTRACT
                             Effective: June 1, 2001
                                  ("Agreement")

                                     between

                      FEDERATED NATIONAL INSURANCE COMPANY
                               Ft. Lauderdale, FL
                                 (the "Company")

                                       and

        THE STATE BOARD OF ADMINISTRATION OF THE STATE OF FLORIDA ("SBA")
            WHICH ADMINISTERS THE FLORIDA HURRICANE CATASTROPHE FUND
                                    ("FHCF")



Contract Year

This Schedule A shall be applicable for the Contract Year beginning 12:01 a.m., Eastern Daylight Time, June 1, 2001, to 12:01 a.m., Eastern Daylight Time, June 1, 2002.

Reimbursement Percentage

For purposes of determining reimbursement (if any) due the Company under this Contract and in accordance with the Statute, the Company has the option to elect a 45% or 75% or 90% Reimbursement Percentage under this Contract. The Reimbursement Percentage elected by the Company for the Contract Year beginning 12:01 a.m., Eastern Daylight Time, June 1, 2000, to 12:01 a.m., Easter Daylight Time, June 1, 2001, was as follows: 90%

The Company hereby elects the following Reimbursement Percentage for the Contract Year beginning 12:01 a.m., Easter Daylight Time, June 1, 2001, to 12:01 a.m., Eastern Daylight Time, June 1, 2002, (the individual executing this Contract on behalf of the Company shall place his or her initials in the box to the left of the percentage elected for the Company):

      [ ] 45%     OR    [ ] 75%  OR     [X] 90%

Note that the choice indicated immediately above is for the 2001-2002 Contract Year.

If the Company is a member of a group, all members of the group must elect the same Reimbursement Percentage. If the Company is a member of a group, the individual executing this Contract on behalf of the Company, by placing his or her initials in the box below, affirms that the Company has elected the same Reimbursement Percentage as all members of the group:


                                     [ RW ]


The Company shall not be permitted to change its Reimbursement Percentage during the Contract Year. The Company shall, however, be permitted to change its Reimbursement Percentage election at the beginning of a new Contract Year, except that:

            (1) The Company shall not be permitted to reduce its Reimbursement Percentage if a Covered Event required the issuance of revenue bonds, until the bonds have been fully repaid;

            (2) If the Company is a member of a group, all members of the group must continue to elect the same Reimbursement Percentage;

            (3) If the Company is a joint underwriting association or an assigned risk plan under Section 627.351, Florida Statutes, the Company must elect the 90% Reimbursement Percentage.